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                                                                     EXHIBIT 8.1

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                                ATTORNEYS AT LAW
                         SUNTRUST INTERNATIONAL CENTER
                                   28th FLOOR
                           ONE SOUTHEAST THIRD AVENUE
                           MIAMI, FLORIDA 33131-1704
                                 (305) 374-5600
                            FACSIMILE (305) 374-5095


                                 April 9, 1999



Gerald Stevens, Inc.
Suite 1101
100 S.E. Third Avenue
Miami, Florida 33394

Re:  Federal income tax consequences of merger with Red Cannon Acquisition Corp.

Gentlemen:

       This letter sets forth our opinion to you concerning certain Federal income tax consequences arising from the consummation of the merger (the "Merger") of Red Cannon Acquisition Corp., a Delaware corporation ("Merger Sub"), with and into Gerald Stevens, Inc., a Delaware corporation ("Stevens"), pursuant to that certain Agreement and Plan of Merger dated as of December 9, 1998, as amended by that Amendment No. 1 dated as of April 9, 1999, among Florafax International, Inc., a Delaware corporation ("Florafax"), Merger Sub and Stevens. The foregoing Agreement and Plan of Merger, as amended, together with the exhibits and schedules attached thereto, are collectively referred to herein as the "Merger Agreement." The Merger is to occur at the Effective Time. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Merger Agreement. All shareholders of Stevens receiving Florafax shares of common stock in exchange for Stevens shares of common stock as a result of the Merger may rely upon this opinion.

       In rendering this opinion, we have examined and relied upon the following documents:

       1. The Tax Opinion Certificate provided to us by the management of Stevens of even date herewith, the form of which is attached hereto as Schedule A;

       2. The Tax Opinion Certificate provided to us by the management of Florafax of even date herewith, the form of which is attached hereto as Schedule B;




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Gerald Stevens, Inc.
April 9, 1999
Page 2

       3. The Merger Agreement.

The foregoing documents are collectively referred to herein as the "Documents."1

       For purposes of this letter, we have assumed that the factual representations set forth in the Documents provide an accurate and complete description of the facts and circumstances concerning the businesses conducted by Stevens and Florafax and the proposed transaction. We have made no independent determination regarding such facts and circumstances and, therefore, have relied upon the Documents for purposes of this letter. Any changes to the Documents or inaccuracy in the facts, representations or warranties set forth therein, or breach of the covenants set forth therein, may affect the conclusions stated herein. In addition, in rendering the opinions below, we have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement and the laws of the State of Delaware, and that all necessary regulatory approvals which are conditions to the consummation of the Merger have been received. If these assumptions are not correct, the opinions below might change.

FEDERAL INCOME TAX CONSEQUENCES

       Based solely upon the facts as presented to us and subject to the conditions, qualifications, and limitations set forth herein, we are of the opinion that:

       1. The Merger will qualify as a Type A reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

       2. Florafax, Merger Sub and Stevens are each a party to the reorganization within the meaning of Section 368(b) of the Code;

       3. Florafax, Merger Sub and Stevens will not recognize gain or loss as a result of the Merger;

       4. Except for cash payments, if any, in lieu of fractional share interests, no gain or loss will be recognized by the shareholders of Stevens upon their receipt of shares of Florafax common stock in exchange for shares of stock in Stevens;

       5. The basis of the shares of Florafax common stock received by the shareholders of Stevens will be the same as the basis of the shares of Stevens common stock surrendered in exchange therefor; and

       6. For Stevens shareholders holding Stevens common stock as a capital asset, the


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Gerald Stevens, Inc.
April 9, 1999
Page 3


holding period of the shares of Florafax common stock received by the shareholders of Stevens will include the period during which the shares of Stevens common stock surrendered therefor were held by the shareholders.

SCOPE OF OPINION

       The scope of this opinion is expressly limited to the Federal income tax consequences specifically addressed in the section entitled "Federal Income Tax Consequences" above. Our opinion has not been requested and none is expressed with respect to any other tax consequences to the shareholders of Stevens. We have made no determination nor expressed any opinion as to the basis of each particular share of Florafax common stock received by the shareholders. We also note that the Merger might also qualify as a reorganization under Code section 368(a)(1)(B), but we express no opinion as to the applicability of that section of the Code.

       We hereby consent to the filing of this opinion as an exhibit to the registration statement filed on Form S-4 by Florafax International, Inc. with the Securities and Exchange Commission on April 9, 1999 as amended through the date hereof. We also consent to the references to Akerman, Senterfitt & Eidson, P.A. under the captions "PROPOSAL NO. 1 - STOCK ISSUANCE AND CHANGE OF CONTROL - MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

       Our opinion is based upon our analysis of the Code, the Regulations thereunder, current case law, and published rulings. The foregoing are subject to change, and such change may be retroactively effective. If so, our views, as set forth above, may be affected and may not be relied upon. In addition, we have undertaken no obligation to update this opinion for changes in facts or law occurring subsequent to the date hereof. This letter is an opinion of our firm as to the interpretation of existing law and, as such, is not binding on the Internal Revenue Service or the courts.

                                   Very truly yours,

                                   /s/ AKERMAN, SENTERFITT & EIDSON, P.A.

                                   AKERMAN, SENTERFITT & EIDSON, P.A.







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                                  SCHEDULE "A"

                             TAX OPINION CERTIFICATE

                              GERALD STEVENS, INC.

                                  April 9, 1999


This TAX OPINION CERTIFICATE, made by the management of Gerald Stevens, Inc. (the "Company") to Akerman, Senterfitt & Eidson, provides certain representations that Akerman, Senterfitt & Eidson will be relying upon in the issuance of an opinion as to certain federal income tax consequences arising from the consummation of the merger of Red Cannon Acquisition Corp. ("Newco"), a newly-created and wholly owned subsidiary of Florafax International, Inc. (the "Acquiring Company"), with and into the Company (the "Merger"). Capitalized terms used herein without definition have the respective meanings specified in the Agreement and Plan of Merger, dated as of December 9, 1998, between Acquiring Company, Newco, and the Company as amended by Amendment No. 1 to such Agreement and Plan of Merger among the parties dated as of April 9, 1999 (the "Merger Agreement"). For purposes of this Certificate, the term "Subsidiaries" means any corporation, partnership, limited liability company, joint venture or other entity in which the Company owns, directly or indirectly, any capital stock or other ownership interest.

The undersigned hereby certifies that he/she is an officer of the Company duly authorized to make the representations below on behalf of the Company. The undersigned hereby represents that the following matters are true on the date hereof and the following matters may be assumed to be true on the date the Merger is to be consummated:

The undersigned representations are made in connection with the Merger:

1. The Merger will be consummated in compliance with the terms of the Merger Agreement and, except for waivers and modifications disclosed to Akerman, Senterfitt & Eidson, none of the material terms and conditions therein have been waived or modified, and the Company has no plan or intention to waive or modify any of such terms and conditions.

2. The ratio for the exchange of shares of common stock of the Company for common stock of Acquiring Company was negotiated through arm's-length bargaining.

3. Following the Merger, the Company will hold at least 90% of the fair market value of its net assets, and at least 70% of the fair market value of its gross assets, held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to shareholders who receive cash or other property, amounts used



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            by the Company to pay Merger-related expenses, and all transfers of assets by the Company in connection with redemptions and distributions (except for regular, normal dividends made by the Company) related to the transaction will be included as assets of the Company immediately prior to the Merger.

4. The liabilities of the Company were incurred by the Company in the ordinary course of its business.

5. Subsidiaries of the Company do not own any shares of stock of the Company.

6. Except as provided in of the Merger Agreement, Acquiring Company, the Company and the shareholders of the Company will pay their respective expenses incurred in connection with the Merger.

7. There is no intercorporate indebtedness existing between the Company and its affiliates on the one hand and Acquiring Company and its affiliates on the other hand that was issued, acquired, or will be settled at a discount.

8. The Company has made all payments when due and has otherwise never defaulted with respect to its obligations under the debt or notes, if any, issued by the Company to its shareholders and any predecessor note or notes thereto.

9. The Company has no plan or intention to issue additional shares of Company stock following the Merger.

10. The Company has no plan or intention to liquidate; to merge after the Merger with or into another corporation; to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or to reacquire directly, or indirectly through any of its Subsidiaries, any of the stock of the Acquiring Company issued in the Merger.

11. The compensation to be paid to any shareholder-employee will be for services actually rendered or to be rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.


The undersigned acknowledges that these representations are provided to Akerman, Senterfitt & Eidson in connection with the preparation of an opinion with respect to the tax consequences of the Merger and that such opinion may not be relied upon if any of the foregoing representations should prove to be inaccurate or incomplete in any material respect.



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The undersigned has executed the foregoing certificate as of this 9th day of
April, 1999.

                                   GERALD STEVENS, INC.


                                   Signed: /s/ ADAM PHILLIPS
                                           ---------------------------------

                                   Title: Senior Vice President
                                          ---------------------------------




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                                                                    SCHEDULE "B"

                             TAX OPINION CERTIFICATE

                          FLORAFAX INTERNATIONAL, INC.

                                  April 9, 1999


This TAX OPINION CERTIFICATE, made by the management of Florafax International, Inc. ("Acquiring Company") to Akerman, Senterfitt & Eidson, provides certain representations that Akerman, Senterfitt & Eidson, P.A. will be relying upon in the issuance of an opinion as to certain federal income tax consequences arising from the consummation of the merger of Red Cannon Acquisition Corp. ("Newco"), a newly created and wholly owned subsidiary of Acquiring Company, with and into Gerald Stevens, Inc. (the "Company") (the "Merger"). Capitalized terms used herein without definition have the respective meanings specified in the Agreement and Plan of Merger, dated as of December 9, 1998, between Acquiring Company, Newco, and the Company as amended by Amendment No. 1 to such Agreement and Plan of Merger among the parties dated as of April 9, 1999 (the "Merger Agreement"). For purposes of this Certificate, the term "Subsidiaries" means any corporation, partnership, limited liability company, joint venture or other entity in which the Acquiring Company owns, directly or indirectly, any capital stock or other ownership interest.

The undersigned hereby certifies that he/she is an officer of Acquiring Company duly authorized to make the representations below on behalf of Acquiring Company. The undersigned hereby represents that the following matters are true on the date hereof and the following matters may be assumed to be true on the date the Merger is to be consummated:

The following representations are made in connection with the Merger:

1. The Merger will be consummated in compliance with the terms of the Merger Agreement and, except for waivers and modifications disclosed to Akerman, Senterfitt & Eidson, none of the material terms and conditions therein have been waived or modified, and Acquiring Company has no plan or intention to waive or modify any of such terms and conditions.

2. The ratio for the exchange of shares of common stock of the Company for common stock of Acquiring Company was negotiated through arm's-length bargaining.

3. Acquiring Company has no plan or intention to reacquire directly, or indirectly through any of its Subsidiaries, any of its stock to be issued in the Merger, except in the event of the application of certain forfeiture provisions in the Merger Agreement.



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4.          Prior to the Merger, Acquiring Company will own directly all of the issued and outstanding shares of capital stock of Newco.

5. Newco is a single-purpose corporation formed by Acquiring Company for the sole purpose of consummating the Merger, and, in the Merger, Newco will not transfer any assets to the Company and the Company will not assume any liabilities of Newco.

6. Neither the Acquiring Company nor any of its Subsidiaries owns any shares of stock of the Company.

7. The Acquiring Company has no plan or intention to cause the Company to issue additional shares of Company stock following the Merger.

8. Acquiring Company has a plan or intention to continue following the Merger, substantially unchanged, the business of the Company.

9.          Acquiring Company has no plan or intention to liquidate the Company;
            to merge the Company after the Merger with or into another corporation; to sell or otherwise dispose of the stock of the Company; or to cause the Company to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business.

10. Except as provided in the Merger Agreement, Acquiring Company, the Company, and the shareholders of the Company will pay their respective expenses incurred in connection with the Merger.

11. There is no intercorporate indebtedness existing between the Company and its affiliates on the one hand and Acquiring Company and its affiliates on the other hand that was issued, acquired, or will be settled at a discount.

12. The compensation to be paid to any shareholder-employee will be for services actually rendered or to be rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.


The undersigned acknowledges that these representations are provided to Akerman, Senterfiff & Eidson in connection with the preparation of an opinion to the Company and its shareholders with respect to the tax consequences of the Merger and that such opinion may not be relied upon by the Company and its shareholders if any of the foregoing representations should prove to be inaccurate or incomplete in any material respect.




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The undersigned has executed the foregoing certificate as of this 9th day of
April, 1999.

                                   FLORAFAX INTERNATIONAL, INC.


                                   Signed: /s/ JAMES H. WEST
                                           ------------------------------

                                   Title: President
                                          ------------------------------